Exhibit 10.6

John Omielan
3981-A Kingsway
Burnaby, B.C. V5H 1Y7

January 4, 2008

InsightfulMind Learning, Inc.,

Although I have finished writing the SAT math course, there are still quite a few other tasks left to be done before a quality on-line SAT math course is available to be sold and used. The following is a list of some of the things that I can do to help, in decreasing priority order. Also, following each task is a very rough estimate of the number of hours that I think that the task will take. In addition, note that I am willing to have the work paid for with shares (at CDN $0.10 per share) instead of cash. However, since I do have other tasks to do, it will take a while before I am able to do some of the tasks listed below, especially the lower priority ones.

1. Create new quiz questions (21 for lesson #1 and 5 per technique for the rest of the lessons): 80 hours

2. Since most of the techniques were originally created for use with quite challenging math contests, some of them should be modified (mostly in terms of being simplified) to make them more appropriate for use with the SAT course: 25 hours

3. Proof read, and correct, all of the uploaded course lessons: 25 hours

4. Proof read, and correct, all of the other associated course material (e.g., the bibliography, the techniques guide, etc.): 40 hours

5. Provide any PHP programming and technical support for the Web site backend: Unknown hours, or even if it will be required

6. For a few of the more complex techniques, provide additional examples: ~10 hours

7. For a few of the more simple techniques, change one of the quiz questions from requesting the user to solve the given problem to that of determining which techniques are being used or not used, similar to what was done for many of the quiz questions for the Math League and AMC 12 courses: ~10 hours.

- John Omielan

ACCEPTED by the Board of Directors of InsightfulMind Learning, Inc., January 4, 2008:

Handwritten note - Subject to the corporation terminating the engagement at their discretion.
Initialed RK, JT, DJH and KB.

By: JEFF THACHUK Jeff Thachuk By: KEN BOGAS Ken Bogas	By: RAVEN KOPELMAN Raven Kopelman By: DAVE HOLMES Dave Holmes